Exhibit 24.1

INTERNATIONAL COAL GROUP, INC.

POWER OF ATTORNEY

We, the undersigned officers and directors of International Coal Group, Inc., a Delaware corporation (the “Company”), hereby severally constitute and appoint Bennett K. Hatfield and William D. Campbell, and each of them, our true and lawful attorneys with full power to them, and each of them, with full powers of substitution and resubstitution, to sign for us and in our names in the capacities indicated below, the Annual Report on Form 10-K and any and all amendments to said Annual Report, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable the Company to comply with the provisions of the Securities Exchange Act of 1934 and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our attorneys, or any of them, or their substitute or substitutes, to said Annual Report any and all amendments.

IN WITNESS WHEREOF, the undersigned directors and officers of the Company have hereunto set their hands as of the 30th day of March 2006.

/S/ WILBUR L. ROSS, JR.	/S/ JON R. BAUER

Name: Wilbur L. Ross, Jr. Title: Non-Executive Chairman of the Board of Directors and Director	Name: Jon R. Bauer Title: Director

/S/ CYNTHIA B. BEZIK	/S/ WILLIAM J. CATACOSINOS

Name: Cynthia B. Bezik Title: Director	Name: William J. Catacosinos Title: Director

/S/ MARCIA L. PAGE	/S/ WENDY L. TERAMOTO

Name: Marcia L. Page Title: Director	Name: Wendy L. Teramoto Title: Director